UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

May 13, 2025 (May 9, 2025)

Date of Report (Date of earliest event reported)

GIVBUX, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-52142	84-1609495
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. employer identification number)

2751 W Coast Hwy, Suite 200 Newport Beach, California	92663
(Address of principal executive offices)	(Zip Code)

+1 844-448-2899

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s):	Name of Exchange on which Registered:
Common Stock Par Value $0.001 per share	GBUX	OTC Markets Group, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Agreement.

On May 8, 2025 the GivBux, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement) with an investor (the “Investor”), for up to $11,111,111.11 in principal amount of original issue discount convertible promissory note financing, subject to the terms and conditions set forth therein (the “Financing”). Upon execution of the Purchase Agreement the Company issued an initial tranche of Notes having a principal amount of $566,666.68 in in respect of which the Company $510,000.00. In connection with the Financing to secure its obligations thereunder the Company entered into a security agreement with the Investor providing for a pledge of its assets.

In addition, Investor also received 3,631,083 warrants and a registration rights agreement providing for the common stock issuable upon conversion or exercise of the securities issued in the financing to be registered for resale. The warrants issuable in the Financing are exercisable at a discount to market price of the Company’s common stock on the date of their issuance.

The Company expects to file a registration for these securities in the next month.

Item 9.01	Exhibit List

The material Transaction Documents Include: (1) Securities Purchase Agreement; (2) form of Convertible Note (2) form of Warrant; (4) Registration Rights Agreement; and (5) Security Agreement included as exhibits herewith.

Exhibit 9.01	Securities Purchase Agreement

Exhibit 9.02	Form of Convertible Note

Exhibit 9.03	Form of Warrant

Exhibit 9.04	Registration Rights Agreement

Exhibit 9.05	Security Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 14, 2025	GIVBUX, INC.

	By:	/s/ Umesh Singh
	Name:	Umesh Singh
	Title:	President and Chief Executive Officer